Exhibit 99.1
FOR IMMEDIATE RELEASE
Primus Guaranty Reports Fourth Quarter and Full Year 2009 Financial Results
•	GAAP net income available to common shares for the fourth quarter 2009 was $295.0 million, or $7.21 per diluted share, and $1.5 billion, or $35.26 per diluted share, for the full year 2009
•	Economic Results for the fourth quarter 2009 was a loss of $35.5 million, or $0.87 per diluted share, and a loss of $3.7 million, or $0.09 per diluted share, for the full year 2009
•	Economic Results book value per common share was $8.48 at December 31, 2009, compared with $8.07 at December 31, 2008
•	Primus Asset Management managed structured credit vehicles totaling $21.2 billion at December 31, 2009, including $3.7 billion of third party assets
•	The Company’s Board of Directors has authorized an additional expenditure of up to $15 million for the purchase of its common shares and/or 7% senior notes
Hamilton, Bermuda – February 3, 2010 – Primus Guaranty, Ltd. (“Primus Guaranty” or “the Company”) (NYSE:PRS) today announced GAAP net income available to common shares of $295.0 million, or $7.21 per diluted share, for the fourth quarter of 2009, compared with a GAAP net loss available to common shares of $918.5 million, or $21.20 per diluted share, for the fourth quarter of 2008.
For the year ended December 31, 2009, GAAP net income available to common shares was $1.5 billion, or $35.26 per diluted share, compared with a GAAP net loss available to common shares of $1.7 billion, or $38.37 per diluted share, for the year ended 2008.
Economic Results
In managing its business and assessing its growth and profitability from a strategic and financial planning perspective, the Company believes it is appropriate to consider both its U.S. GAAP financial results as well as the impact on those results of fair value accounting and the early termination of credit default swaps (“CDS” or “credit swaps”). Therefore, the Company evaluates what its financial results would have been if it excluded from revenue (1) the amounts of any unrealized gains and losses on Primus Financial Products, LLC and its subsidiaries (“Primus Financial”)’s portfolio of credit swaps sold and (2) any realized gains from terminations of credit swaps sold prior to maturity (although Primus Financial amortizes those gains over the remaining original lives of the terminated contracts, except for credit swaps undertaken to offset credit risk). It refers to this evaluation as its “Economic Results.” Economic Results also includes provisions for credit events caused by downgrades below CCC/Caa2 (S&P/Moody’s) on CDS on asset-backed securities (“ABS”). The Company believes that quarterly fluctuations in the fair market value of Primus Financial’s CDS portfolio have little or no effect on the Company’s operations and that Economic Results provides a useful, alternative view of the Company’s economic performance.

For the fourth quarter of 2009, Economic Results was a loss of $35.5 million, or $0.87 per diluted share, compared with an Economic Results loss of $60.2 million, or $1.39 per diluted share, for the fourth quarter of 2008.
For the year ended December 31, 2009, Economic Results was a loss of $3.7 million, or $0.09 per diluted share, compared with an Economic Results loss of $81.7 million, or $1.83 per diluted share, for the year ended 2008.
“Although disappointed with the Economic Results loss for the fourth quarter, Primus made solid progress in our strategy to build the value of our company during 2009,” said Thomas W. Jasper, Chief Executive Officer. “We completed three substantial repositioning transactions that reduced the risk in our credit swap portfolio. Additionally, we grew our asset management business and enhanced shareholder value through share and debt repurchases. During 2010, our goal is to take advantage of improving market conditions by continuing to grow our asset management business, while actively managing our existing credit protection business in amortization and conserving its value.”
Fourth Quarter GAAP Revenues/(Losses)
GAAP revenues/(losses) for the fourth quarter of 2009 were $310.1 million, compared with $(905.7) million for the fourth quarter of 2008. GAAP revenues during the fourth quarter of 2009 were driven by a net unrealized mark-to-market gain of $336.8 million on Primus Financial’s consolidated credit swap portfolio. In the fourth quarter of 2009, Primus Financial incurred $44.1 million of net realized credit event and credit mitigation costs in its consolidated credit swap portfolio and made a payment of $10 million associated with a portfolio repositioning transaction. The GAAP loss during the fourth quarter of 2008 chiefly comprised unrealized mark-to-market losses of $859.7 million on Primus Financial’s credit swap portfolio and net realized credit event and credit mitigation costs of $72.5 million.
Primus Financial’s credit swap premium income for the fourth quarter of 2009 was $18.5 million, compared with $23.6 million for the fourth quarter of 2008. The decline in credit swap premiums was attributable to the reduction in notional principal of Primus Financial’s consolidated credit swap portfolio to $17.5 billion at December 31, 2009 from $22.5 billion at December 31, 2008. Premium income in these quarters excludes credit swap premiums on Primus Financial’s credit swap transactions with Lehman Brothers Special Financing Inc. (“LBSF”), a counterparty that has filed for bankruptcy.
Asset management fees for the fourth quarter of 2009 from collateralized loan obligations (“CLOs”) and collateralized swap obligations (“CSOs”) were $3.0 million, compared with $776 thousand for the fourth quarter of 2008. The increase in fee income was partly attributable to the addition of CLO and CSO fees following the acquisition of CypressTree Investment Management LLP (“CypressTree”) in July 2009. In addition, the Company earned $1.8 million in CLO subordinated fee income on one of its CLOs under its management in the fourth quarter of 2009, whereas approximately $411 thousand of CLO subordinated fee income was earned in the fourth quarter of 2008. Subordinated fees on the Company’s other CLOs have been deferred until certain tests within those CLOs are satisfied.

Interest income for the fourth quarter of 2009 was $2.0 million, compared with $4.9 million for the fourth quarter of 2008. The decrease in interest income was the result of a decline in short-term interest rates and lower Investment Balances (the Company defines “Investment Balances” as Cash and cash equivalents and Investments). The average yield in the fourth quarter of 2009 decreased to 1.20% from 2.39% in the same quarter of 2008. Average Investment Balances were $677.6 million in the fourth quarter of 2009, compared with $813.9 million in the fourth quarter of 2008. The decrease in Investment Balances was attributable primarily to credit mitigation and credit event payments on Primus Financial’s consolidated credit swap portfolio and payments for the Company’s debt and common equity repurchase programs.
During the fourth quarter of 2009, Primus Financial purchased $7.8 million principal amount of its subordinated deferrable interest notes. This transaction resulted in a net realized gain for the Company on retirement of long-term debt of $3.6 million. Primus Financial did not purchase any of its subordinated deferrable interest notes in the fourth quarter of 2008.
Fourth Quarter Economic Results Revenues/(Losses)
Economic Results revenues/(losses), before operating and financing costs, for the fourth quarter of 2009 were ($20.5) million, which included credit swap premium revenue of $18.5 million, a gain on retirement of long-term debt of $3.6 million, asset management fees of $3.0 million, interest income of $2.0 million, credit event and credit mitigation costs of $38.2 million and a payment of $10 million associated with a portfolio repositioning transactions.
Economic Results revenues/(losses), before operating and financing costs, for the fourth quarter of 2008 were $(47.4) million, which included credit swap premium revenue of $23.6 million, a gain on retirement of long-term debt of $9.7 million, interest income of $4.9 million, credit event payments of $74.3 million and an impairment on available-for-sale investments of $11.9 million.
Please refer to “Regulation G and Other Disclosure” below for the reconciliation between GAAP revenues and Economic Results revenues.
Fourth Quarter Operating and Financing Costs
Operating expenses, excluding financing costs, were $12.3 million for the fourth quarter of 2009, compared with $7.1 million for the fourth quarter of 2008. The increase in operating expenses mainly was attributable to provisions for contingent purchase payments for the CypressTree acquisition, a higher provision for incentive compensation and legal and professional fees associated with the repositioning transactions on Primus Financial’s credit swap portfolio.
Financing costs, which include debt interest expense and distributions on preferred securities, were $2.7 million for the fourth quarter of 2009, compared with $5.7 million for the fourth quarter of 2008. The decrease in financing costs primarily was attributable to lower London Interbank Offered Rates (“LIBOR”) and a reduction in consolidated debt and preferred securities outstanding. The blended average financing rate on Primus Guaranty’s debt and Primus Financial’s debt and preferred securities was 3.12% in the fourth quarter of 2009, compared with 5.46% in the fourth quarter of 2008. The consolidated average balance of debt and preferred securities outstanding during the fourth quarter of 2009 was $346.5 million, compared with $417.1 million outstanding during the fourth quarter of 2008. The decline in the average balances outstanding is attributable to the repurchase of debt and preferred securities.

Year Ended December 31, 2009 GAAP Revenues/(Losses)
GAAP revenues/(losses) for the year ended December 31, 2009 were $1.5 billion, compared with $(1.7) billion for the year ended 2008. GAAP revenues during 2009 were driven by a net unrealized mark-to-market gain of $1.5 billion on Primus Financial’s consolidated credit swap portfolio. During 2009, Primus Financial incurred $81.6 million of net realized credit event and credit mitigation costs in its consolidated credit swap portfolio and made payments of $31.5 million associated with portfolio repositioning transactions. The GAAP loss for 2008 chiefly comprised net unrealized mark-to-market losses of $1.6 billion on Primus Financial’s credit swap portfolio and net realized credit event and credit mitigation costs of $162.7 million.
Credit swap premium income for the year ended December 31, 2009 was $85.1 million, compared with $102.6 million for the year ended 2008. The decline in credit swap premiums was attributable to the reduction in notional principal of Primus Financial’s consolidated credit swap portfolio.
Asset management fees for the year ended December 31, 2009 were $5.1 million, compared with $4.1 million for the year ended 2008. The increase is primarily attributable to additional CLO and CSO fees earned as a result of the acquisition of CypressTree in July 2009. Third party assets under management were $3.7 billion at December 31, 2009, compared with $1.4 billion at December 31, 2008.
Interest income for the year ended December 31, 2009 was $6.7 million, compared with $26.6 million for the year ended 2008. The decrease in interest income was driven primarily by lower investment yields and lower Investment Balances. The average yield in 2009 decreased to 0.94% from 3.11% in 2008. Average Investment Balances were $718.1 million for 2009, compared with $855.4 million for 2008.
Year Ended December 31 Economic Results Revenues/(Losses)
Economic Results revenues/(losses), before operating and financing costs, for the year ended December 31, 2009 were $49.3 million, which included credit swap premium revenue of $85.1 million, a gain on retirement of long-term debt of $43.2 million, interest income of $6.7 million, asset management fees of $5.1 million, credit event and credit mitigation costs of $63.2 million and payments of $31.5 million associated with portfolio repositioning transactions.
Economic Results revenues/(losses), before operating and financing costs, for the year ended December 31, 2008 were $(26.8) million, which included credit swap premium revenue of $102.6 million, a gain on retirement of long-term debt of $9.7 million, interest income of $26.6 million, asset management fees of $4.1 million and credit event payments of $159.8 million.
Please refer to “Regulation G and Other Disclosure” below for the reconciliation between GAAP revenues and Economic Results Revenues.

Year Ended December 31 Operating and Financing Costs
Operating expenses, excluding financing costs, were $40.3 million for the year ended December 31, 2009, compared with $31.1 million for the year ended 2008. The increase in operating expenses mainly was attributable to provisions for contingent purchase payments for the CypressTree acquisition, a higher provision for incentive compensation and legal and professional fees associated with the repositioning transactions on Primus Financial’s credit swap portfolio.
Financing costs, which include debt interest expense and distributions on preferred securities, were $12.5 million for the year ended December 31, 2009, compared with $23.7 million for the year ended 2008. The decrease in financing costs primarily was a result of lower LIBOR rates and a reduction in consolidated debt and preferred securities outstanding. The blended average financing rate on Primus Guaranty’s debt and Primus Financial’s debt and preferred securities was 3.39% in the year ended December 31, 2009, compared with 5.61% for the year ended 2008. The consolidated average balance of debt and preferred securities outstanding during 2009 was $369.2 million, compared with $422.1 million outstanding during 2008. The decline in the average balance outstanding is attributable to the repurchase of debt and preferred securities.
Balance Sheet
At December 31, 2009, total assets, on a GAAP basis, were $732.7 million, compared with $794.2 million at December 31, 2008.
At December 31, 2009, GAAP shareholders’ deficit of Primus Guaranty, Ltd. was $342.5 million, compared with a deficit of $1.8 billion at December 31, 2008.
Economic Results shareholders’ equity was $324.5 million at December 31, 2009, compared with $329.3 million at December 31, 2008. Economic Results book value per share issued and outstanding was $8.48 at December 31, 2009, compared with $8.07 at December 31, 2008.
Total cash, cash equivalents and investments at December 31, 2009 were $701.1 million, compared with $767.8 million at December 31, 2008.
Unrealized losses on credit swaps, at fair value on Primus Financial’s consolidated portfolio, were $691.9 million at December 31, 2009, compared with $2.2 billion at December 31, 2008. This includes a nonperformance risk adjustment of $214.5 million and $1.3 billion at December 31, 2009 and December 31, 2008, respectively.
Credit Swap Portfolio – Primus Financial
At December 31, 2009, the notional principal of Primus Financial’s consolidated credit swap portfolio totaled $17.5 billion, comprised of $13.4 billion of single name credit swaps, $4.1 billion of bespoke tranches and $31.7 million of credit default swaps on asset-backed securities. At December 31, 2008, Primus Financial’s portfolio of credit swaps sold totaled $22.5 billion. As previously announced, Primus Financials’ portfolio of credit swaps was voluntarily placed in amortization in the fourth quarter of 2008. The decline in principal notional of the portfolio over the course of 2009 included approximately $2.5 billion of terminations associated with portfolio repositioning transactions.

At December 31, 2009, the portfolio had a weighted average premium of 42.3 basis points, a weighted average credit rating of A-/Baa3, and an average remaining tenor of 2.4 years. Weighted average original premiums noted in this press release exclude Primus Financial’s credit swap transactions with LBSF, which declared bankruptcy in the fourth quarter of 2008.
Repurchase Program
During the fourth quarter of 2009, the Company purchased and retired approximately 1.5 million shares of its common equity at a cost of approximately $4.9 million. Since the inception of the share buyback program in 2008 through December 31, 2009, the Company purchased 7.9 million shares of its common equity at a cost of approximately $13.2 million.
The Company did not purchase any of its 7% senior notes in the fourth quarter of 2009. Since the inception of the debt purchase program in 2008 through December 31, 2009, the Company paid approximately $11.5 million to retire $30.4 million in face value of its 7% senior notes.
Subsequent Events
Today, the Company announces that its Board of Directors has authorized an additional expenditure of up to $15 million of available cash for the purchase of the Company’s common shares and/or 7% senior notes. Purchases will be made at management’s discretion.
On January 28, 2010, a counterparty presented Primus Financial with a credit event notice for one residential mortgage-backed security, referenced by credit swaps written by Primus Financial. The Company will make a provision of approximately $3.7 million for this credit event in its first quarter 2010 Economic Results.
Earnings Conference Call
Primus Guaranty will host a conference call on Wednesday, February 3, 2010, at 11 a.m. Eastern Time to discuss its fourth quarter 2009 and year-end financial results. A copy of this press release and the financial supplement, including additional credit swap portfolio and historical data, will be available in the Investor Relations section of the Company’s Web site, located at www.primusguaranty.com, prior to the call.
The conference call will be available via live or archived webcast at http://ir.primusguaranty.com/ or by dialing 866.788.0539 (domestic)/ 857.350.1677 (international), Passcode 90930960.
A replay of the call will be available from Wednesday, February 3, 2010, at 2 p.m. Eastern Time until Wednesday, February 24, 2010, at 5 p.m. Eastern Time. To listen to the replay, dial 888.286.8010 (domestic) or 617.801.6888 (international), Passcode 16622148.
About Primus Guaranty
Primus Guaranty, Ltd. is a Bermuda company with operations in New York, Boston and London.  Through its subsidiaries, the company is a leading manager of corporate credit assets and provider of credit protection. Primus manages assets in structured credit funds and operating companies, across a range of asset classes – including investment grade, high yield and leveraged loans – using both cash and synthetic instruments.

Safe Harbor Statement
Some of the statements included in this press release and other statements Primus Guaranty may make, particularly those anticipating future financial performance, business prospects, growth and operating strategies, market performance, valuations and similar matters, are forward-looking statements that involve a number of assumptions, risks and uncertainties, which change over time. For those statements, Primus Guaranty claims the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Any such statements speak only as of the date they are made, and Primus Guaranty assumes no duty to, and does not undertake to, update any forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements, and future results could differ materially from historical performance. For a discussion of the factors that could affect the Company’s actual results please refer to the risk factors identified from time to time in the Company’s SEC reports, including, but not limited to, Primus Guaranty’s Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission.

Primus Guaranty, Ltd.
Consolidated Statements of Financial Condition
(Unaudited)
(in thousands except share amounts)

	December 31,	December 31,
	2009	2008

Assets
Cash and cash equivalents	$300,124	$280,912
Investments	400,950	486,870
Accrued interest receivable	3,914	3,704
Accrued premiums and receivables on credit swaps	2,249	2,764
Unrealized gain on credit swaps, at fair value	2,207	—
Fixed assets and software costs, net	1,838	3,308
Debt issuance costs, net	4,736	6,153
Goodwill	3,922	—
Intangible assets, net	4,095	—
Other assets	8,712	10,520

Total assets	$732,747	$794,231

Liabilities and Equity (deficit)
Liabilities
Accounts payable and accrued expenses	$2,855	$1,737
Accrued compensation	5,000	1,768
Unrealized loss on credit swaps, at fair value	691,905	2,173,461
Payable for credit events	28,596	3,186
Long-term debt	244,051	317,535
Other liabilities	9,787	979

Total liabilities	982,194	2,498,666

Equity (deficit)
Common shares, $0.08 par value, 62,500,000 shares authorized, 38,267,546 and 40,781,538 shares issued and outstanding at December 31, 2009 and 2008, respectively	3,061	3,263
Additional paid-in capital	280,685	281,596
Accumulated other comprehensive income	2,148	908
Retained earnings (deficit)	(628,443)	(2,088,723)

Total shareholders’ equity (deficit) of Primus Guaranty, Ltd.	(342,549)	(1,802,956)
Preferred securities of subsidiary	93,102	98,521

Total equity (deficit)	(249,447)	(1,704,435)

Total liabilities and equity (deficit)	$732,747	$794,231

Primus Guaranty, Ltd.
Consolidated Statements of Operations
(Unaudited)
(in thousands except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Revenues
Net credit swap revenue (loss)	$301,203	$(908,564)	$1,455,802	$(1,688,872)
Asset management and advisory fees	3,042	776	5,118	4,052
Interest income	2,031	4,861	6,747	26,586
Gain on retirement of long-term debt	3,560	9,716	43,151	9,716
Impairment losses on investments	—	(11,896)	(761)	(11,896)
Other income (loss)	218	(598)	3,240	(865)

Total revenues (losses)	310,054	(905,705)	1,513,297	(1,661,279)

Expenses
Compensation and employee benefits	4,506	2,476	20,205	16,370
Professional and legal fees	2,052	1,231	7,683	4,331
Depreciation and amortization	397	330	1,250	1,329
Technology and data	868	925	3,265	3,790
Interest expense	2,022	4,194	9,116	17,032
Other	4,498	2,093	7,896	5,312

Total expenses	14,343	11,249	49,415	48,164

Income (loss) before provision for income taxes	295,711	(916,954)	1,463,882	(1,709,443)
Provision for income taxes	33	—	185	61

Net income (loss)	295,678	(916,954)	1,463,697	(1,709,504)
Distributions on preferred securities of subsidiary	677	1,498	3,417	6,642

Net income (loss) available to common shares	$295,001	$(918,452)	$1,460,280	$(1,716,146)

Income (loss) per common share:
Basic	$7.51	$(21.20)	$36.38	$(38.37)
Diluted	$7.21	$(21.20)	$35.26	$(38.37)
Weighted average common shares outstanding:
Basic	39,276	43,324	40,142	44,722
Diluted	40,908	43,324	41,414	44,722

Primus Guaranty, Ltd.
Regulation G and Other Disclosure
Economic Results
December 31, 2009
(Unaudited)
In managing its business and assessing its growth and profitability from a strategic and financial planning perspective, the Company believes it is appropriate to consider both its U.S. GAAP financial results as well as the impact on those results of fair value accounting and the early termination of credit default swaps (“CDS” or “credit swaps”). Therefore, the Company evaluates what its financial results would have been if it excluded from revenue (1) the amounts of any unrealized gains and losses on Primus Financial Products, LLC and its subsidiaries (“Primus Financial”)’s portfolio of credit swaps sold and (2) any realized gains from terminations of credit swaps sold prior to maturity (although Primus Financial amortizes those gains over the remaining original lives of the terminated contracts, except for credit swaps undertaken to offset credit risk). It refers to this evaluation as its “Economic Results.” Economic Results also includes provisions for credit events caused by downgrades below CCC/Caa2 (S&P/Moody’s) on CDS on asset-backed securities (“ABS”). The Company believes that quarterly fluctuations in the fair market value of Primus Financial’s CDS portfolio have little or no effect on the Company’s operations and that Economic Results provides a useful, alternative view of the Company’s economic performance.
Economic Results per GAAP Diluted Share

	Three Months Ended		Year Ended
	December 31,		December 31,
(in 000’s except per share amounts)	2009	2008	2009	2008
GAAP Net income (loss) available to common shares	$295,001	$(918,452)	$1,460,280	$(1,716,146)
Adjustments:
Less: Change in unrealized fair value of credit swaps sold (gain) loss by Primus Financial	(336,799)	859,662	(1,483,763)	1,629,432
Less: Realized gains from early termination of credit swaps sold by Primus Financial	—	—	—	(28)
Add: Amortization of realized gains from the early termination of credit swaps sold by Primus Financial	314	427	1,414	2,173
Less: Provision for CDS on ABS credit events	(966)	(9,139)	(16,208)	(9,328)
Add: Reduction in provision for CDS on ABS credit events upon termination of credit swaps	6,912	7,341	34,540	12,216

Economic Results (loss)	$(35,538)	$(60,161)	$(3,737)	$(81,682)

Economic Results earnings per GAAP diluted share	$(0.87)	$(1.39)	$(0.09)	$(1.83)
Economic Results weighted average common shares — GAAP diluted	40,908	43,324	41,414	44,722
Economic Results Book Value per Share

	December 31,	December 31,
	2009	2008

GAAP Shareholders’ equity (deficit) of Primus Guaranty, Ltd.	$(342,549)	$(1,802,956)
Adjustments:
Add: Accumulated other comprehensive (income) loss	(2,148)	(908)
Less: Unrealized fair value of credit swaps sold (gain) loss by Primus Financial	689,698	2,173,461
Less: Realized gains from early termination of credit swaps sold by Primus Financial	(33,574)	(33,574)
Add: Amortized realized gains from the early termination of credit swaps sold by Primus Financial	32,633	31,219
Less: Provision for CDS on ABS credit events	(66,417)	(37,992)
Add: Reduction in provision for CDS on ABS credit events upon termination of credit swaps	46,844	—

Economic Results Shareholders’ Equity	$324,487	$329,250

Economic Results book value per share issued and outstanding	$8.48	$8.07
GAAP book value per share issued and outstanding	$(8.95)	$(44.21)
Common shares issued and outstanding	38,268	40,782

Primus Guaranty, Ltd.
GAAP Net Credit Swap Revenue and Economic Results Revenue
December 31, 2009
(Unaudited)
GAAP Net Credit Swap Revenue

	Three Months Ended		Year Ended
	December 31,		December 31,
(in 000’s)	2009	2008	2009	2008
Net credit swap revenue components
Credit swaps sold — single name (Primus Financial)
Net premium income	$13,994	$18,178	$64,824	$80,830
Realized gains	—	—	25	28
Realized losses	(37,711)	(65,150)	(68,475)	(152,661)
Change in unrealized gains/(losses)	127,482	(301,562)	658,245	(670,152)
Credit swaps sold — tranches (Primus Financial)
Net premium income	4,453	5,201	19,884	20,673
Realized gains	—	—	—	—
Realized losses	(9,998)	—	(9,998)	—
Change in unrealized gains/(losses)	204,385	(561,163)	800,833	(956,462)
Credit swaps undertaken to offset credit risk (Primus Financial)
Net premium income (expense)	—	(32)	11	(59)
Net realized gains (losses)	497	—	(89)	2,196
Change in unrealized gains/(losses)	(430)	(76)	(1,973)	1,919
Credit swaps sold — ABS (Primus Financial)
Net premium income	81	242	397	1,057
Realized gains	—	—	—	—
Realized losses	(6,912)	(7,341)	(34,540)	(12,216)
Change in unrealized gains/(losses)	5,362	3,139	26,658	(4,737)
Net credit swaps (PRS Trading/ Harrier)	—	—	—	712

Net credit swap revenue (loss)	$301,203	$(908,564)	$1,455,802	$(1,688,872)

Reconciliation from GAAP Revenue to Economic Results Revenue

	Three Months Ended		Year Ended
	December 31,		December 31,
(in 000’s except per share amounts)	2009	2008	2009	2008
GAAP revenues (losses)	$310,054	$(905,705)	$1,513,297	$(1,661,279)
Adjustments:
Less: Change in unrealized fair value of credit swaps sold (gain) loss by Primus Financial	(336,799)	859,662	(1,483,763)	1,629,432
Less: Realized gains from early termination of credit swaps sold by Primus Financial	—	—	—	(28)
Add: Amortization of realized gains from the early termination of credit swaps sold by Primus Financial	314	427	1,414	2,173
Less: Provision for CDS on ABS credit events	(966)	(9,139)	(16,208)	(9,328)
Add: Reduction in provision for CDS on ABS credit events upon termination of credit swaps	6,912	7,341	34,540	12,216

Economic Results revenues (loss)	$(20,485)	$(47,414)	$49,280	$(26,814)

Operating expenses	12,321	7,055	40,299	31,132
Financing costs	2,699	5,692	12,533	23,674
Income tax expense (benefit)	33	—	185	61

Economic Results (loss)	$(35,538)	$(60,161)	$(3,737)	$(81,682)